EXHIBIT 99.1

Lakeland Bancorp Reports 16% Increase in Net Income and Raises Cash Dividend

OAK RIDGE, N.J., April 23, 2015 (GLOBE NEWSWIRE) -- Lakeland Bancorp, Inc. (Nasdaq:LBAI) (the "Company") reported the following positive results for the first quarter of 2015:

  Net Income for the first quarter of 2015 was $8.3 million, a 16% increase compared to $7.2 million for the first quarter of 2014. Earnings per diluted share in the first quarter of 2015 were $0.22, compared to $0.19 in the first quarter of 2014, an increase of 16%. Annualized Return on Average Assets was 0.96%, Annualized Return on Average Common Equity was 8.81%, and Annualized Return on Average Tangible Common Equity was 12.43%. Tangible book value per common share at March 31, 2015 was $7.29 compared to $7.06 at year-end 2014.

  On April 20, 2015, the Company declared a quarterly cash dividend of $0.085 per common share, payable on May 15, 2015 to holders of record as of the close of business on May 4, 2015. This dividend represents a 13% increase over the first quarter 2015 dividend of $0.075 per common share.

  The Company reported growth in both loans and non-interest bearing demand deposits in the first quarter of 2015. Loans totaling $2.69 billion at March 31, 2015 increased by $36.1 million from December 31, 2014, including a 3% increase in total commercial loans. Non-interest-bearing demand deposits at $672.3 million increased by $26.2 million, or 4%, and represented 24% of total deposits at March 31, 2015.

  The Company recently announced the opening of a Loan Production Office serving the Middlesex / Monmouth County NJ region and the establishment of a similar office in the greater Hudson Valley, NY area. In addition, the Company previously announced the decision to close three branch locations.

  Net Interest Margin ("NIM") in the first quarter of 2015 was 3.56%, which compared to 3.58% for the fourth quarter of 2014.

  Asset quality metrics improved in the first quarter of 2015 compared to the same period in 2014. The Provision for Loan and Lease Losses in the first quarter of 2015 was $0.9 million compared to $1.5 million for the same period in 2014, a decrease of 42%. Net charge-offs at $1.0 million (0.16% of average loans) were 41% lower than the $1.8 million (0.29% of average loans) for the first quarter of 2014.

Thomas J. Shara, Lakeland Bancorp's President and CEO said, "We are pleased to report increased earnings in the first quarter of 2015, which has afforded us the opportunity to raise our second quarter 2015 cash dividend by 13%. This earnings increase resulted from continued commercial loan growth, improved credit metrics, a stable Net Interest Margin, and controlled noninterest expenses."

Earnings

Net Interest Income

Net interest income for the first quarter of 2015 was $28.5 million, as compared to $27.8 million for the same period in 2014, an increase of 2%. In the first quarter of 2015, NIM was 3.56%, which compared to 3.58% for the fourth quarter of 2014, and 3.72% in the first quarter of 2014. The decrease in NIM in the first quarter of 2015 as compared to the same period in 2014 was primarily due to a decrease in the yield on interest-earning assets. The annualized yield on interest-earning assets declined 13 basis points from 3.99% in the first quarter of 2014 to 3.86% for the first quarter of 2015. This decrease was primarily due to a 14 basis point decrease in the yield on average loans, as loans originated and refinanced in 2015 were made at lower rates in the current interest rate environment. The annualized cost of interest-bearing liabilities increased four basis points from 0.36% in the first quarter of 2014 to 0.40% in the first quarter of 2015.

Noninterest Income

Noninterest income totaled $4.7 million for the first quarter of 2015, as compared to $4.1 million for the same period in 2014. Included in noninterest income in the first quarter of 2015 were $0.3 million in death benefits received on a Bank Owned Life Insurance Policy. Service charges on deposit accounts totaling $2.3 million decreased 9% from the first quarter of 2014, primarily due to a decline in overdraft fees, while commissions and fees totaling $1.3 million increased by $0.3 million, or 29%, primarily due to increased investment commission income. Other income at $0.4 million was $0.3 million higher than the total for the first quarter of 2014, reflecting a $0.2 million increase in gains on sales of mortgage loans.

Noninterest Expense

Noninterest expense for the first quarter of 2015 was $20.0 million compared to $19.7 million for the same period in 2014. Salary and benefit expense at $11.8 million, increased by $0.9 million from the same period last year, including $0.3 million in additional equity compensation costs. Other expenses, totaling $2.7 million, decreased by $0.2 million, reflecting a $0.2 million decrease in professional fees. The efficiency ratio for the first quarter of 2015 was 59.2% compared to 60.9% for the same period in 2014.

Financial Condition

At March 31, 2015, total assets were $3.63 billion, an increase of $89.4 million, or 3%, from December 31, 2014. As previously mentioned, total loans were $2.69 billion, an increase of $36.1 million in 2015. Total deposits were $2.84 billion as of March 31, 2015, an increase of $51.7 million from December 31, 2014. Noninterest bearing demand deposits at $672.3 million increased by $26.2 million, or 4%, in 2015.

Asset Quality

At March 31, 2015, non-performing assets totaled $21.2 million (0.59% of total assets) compared to $21.7 million (0.61% of total assets) at December 31, 2014. The Allowance for Loan and Lease Losses totaled $30.5 million at March 31, 2015 and represented 1.13% of total loans, and 149% of non-accruing loans. In the first quarter of 2015, the Company had net charge-offs totaling $1.0 million compared to $1.8 million in the first quarter of 2014. The provision for loan and lease losses in the first quarter of 2015 was $0.9 million, compared to $1.5 million for the same period of 2014.

Capital

At March 31, 2015, stockholders' equity was $388.1 million. Book value per common share was $10.24 and tangible book value was $7.29, an increase of 3% from December 31, 2014. As of March 31, 2015, the Company's leverage ratio was 9.17%. Tier I and total risk based capital ratios were 11.12% and 12.25%, respectively. The common equity tier 1 capital ratio was 9.70%. The Tangible Common Equity ratio was 7.86%, an increase from 7.81% reported at December 31, 2014. These regulatory capital ratios exceed those necessary to be considered a well-capitalized institution under Federal guidelines.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements (with respect to corporate objectives, trends, and other financial and business matters) that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "anticipates", "projects", "intends", "estimates", "expects", "believes", "plans", "may", "will", "should", "could", and other similar expressions are intended to identify such forward-looking statements. Lakeland cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: changes in the financial services industry and the U.S. and global capital markets, changes in economic conditions nationally, regionally and in the Company's markets, the nature and timing of actions of the Federal Reserve Board and other regulators, the nature and timing of legislation affecting the financial services industry, government intervention in the U.S. financial system, changes in levels of market interest rates, pricing pressures on loan and deposit products, credit risks of the Company's lending and leasing activities, customers' acceptance of the Company's products and services, and competition. Any statements made by Lakeland that are not historical facts should be considered to be forward-looking statements. Lakeland is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

EXPLANATION OF NON-GAAP FINANCIAL MEASURES

Reported amounts are presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").  The Company's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors.  These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

The Company also uses an efficiency ratio that is a non-GAAP financial measure. The ratio that the Company uses excludes amortization of core deposit intangibles, expenses on other real estate owned and other repossessed assets, provision for unfunded lending commitments and, where applicable, long-term debt prepayment fees and merger related expenses. Income for the non-GAAP ratio is increased by the favorable effect of tax-exempt income and excludes securities gains and losses and gain on debt extinguishment, which can vary from period to period. The Company uses this ratio because it believes the ratio provides a better comparison of period to period operating performance.

About Lakeland Bank

Lakeland Bancorp, the holding company for Lakeland Bank, has $3.6 billion in total assets with 51 offices and two loan production offices spanning nine New Jersey counties: Bergen, Essex, Middlesex, Morris, Passaic, Somerset, Sussex, Union and Warren in addition to a loan production office serving the greater Hudson Valley area of New York State. Lakeland Bank is the second largest commercial bank headquartered in the state and offers an extensive array of consumer and commercial products and services, including online and mobile banking, localized commercial lending teams, and 24-hour or less turnaround time on consumer loan applications. For more information about the full line of products and services, visit LakelandBank.com.

Lakeland Bancorp, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(Dollars in thousands, except per share amounts)	2015	2014

INTEREST INCOME
Loans and fees	$27,896	$26,898
Federal funds sold and interest bearing deposits with banks	12	13
Taxable investment securities and other	2,674	2,546
Tax exempt investment securities	410	473
TOTAL INTEREST INCOME	30,992	29,930
INTEREST EXPENSE
Deposits	1,283	1,263
Federal funds purchased and securities sold under agreements to repurchase	22	15
Other borrowings	1,169	807
TOTAL INTEREST EXPENSE	2,474	2,085
NET INTEREST INCOME	28,518	27,845
Provision for loan and lease losses	870	1,489
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES	27,648	26,356
NONINTEREST INCOME
Service charges on deposit accounts	2,340	2,559
Commissions and fees	1,307	1,013
Gains on sales and calls of investment securities	--	2
Income on bank owned life insurance	699	360
Other income	392	139
TOTAL NONINTEREST INCOME	4,738	4,073
NONINTEREST EXPENSE
Salaries and employee benefits	11,750	10,813
Net occupancy expense	2,548	2,617
Furniture and equipment	1,656	1,693
Stationery, supplies and postage	365	354
Marketing expense	240	386
FDIC insurance expense	518	501
Legal expense	116	273
Other real estate owned and other repossessed assets expense (income)	(8)	15
Core deposit intangible amortization	111	123
Other expenses	2,746	2,967
TOTAL NONINTEREST EXPENSE	20,042	19,742
INCOME BEFORE PROVISION FOR INCOME TAXES	12,344	10,687
Provision for income taxes	4,014	3,524
NET INCOME	$8,330	$7,163
EARNINGS PER COMMON SHARE (1)
Basic	$0.22	$0.19
Diluted	$0.22	$0.19
DIVIDENDS PER COMMON SHARE (1)	$0.075	$0.071

(1) Adjusted for 5% stock dividend declared on May 21, 2014

Lakeland Bancorp, Inc.
Consolidated Balance Sheets

	March 31,	December 31,
(Dollars in thousands)	2015	2014
	(Unaudited)
ASSETS
Cash and due from banks	$112,929	$102,549
Federal funds sold and interest-bearing deposits due from banks	20,276	6,767
Total cash and cash equivalents	133,205	109,316

Investment securities available for sale, at fair value	473,452	457,449
Investment securities held to maturity; fair value of $117,717 in 2015 and $109,030 in 2014	115,779	107,976
Federal Home Loan Bank and other membership stocks, at cost	10,755	9,846
Loans held for sale	1,598	592
Loans:
Commercial, secured by real estate	1,636,128	1,593,781
Commercial, industrial and other	244,162	238,252
Leases	54,271	54,749
Residential mortgages	426,339	431,190
Consumer and home equity	330,805	337,642
Total loans	2,691,705	2,655,614
Net deferred costs	(1,909)	(1,788)
Allowance for loan and lease losses	(30,505)	(30,684)
Net loans	2,659,291	2,623,142
Premises and equipment, net	35,626	35,675
Accrued interest receivable	8,860	8,896
Goodwill	109,974	109,974
Other identifiable intangible assets	1,849	1,960
Bank owned life insurance	61,481	57,476
Other assets	15,894	16,023
TOTAL ASSETS	$3,627,764	$3,538,325

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Deposits:
Noninterest bearing	$672,264	$646,052
Savings and interest-bearing transaction accounts	1,878,598	1,864,805
Time deposits under $100,000	164,946	165,625
Time deposits $100,000 and over	126,757	114,337
Total deposits	2,842,565	2,790,819
Federal funds purchased and securities sold under agreements to repurchase	117,351	108,935
Other borrowings	222,728	202,498
Subordinated debentures	41,238	41,238
Other liabilities	15,798	15,397
TOTAL LIABILITIES	3,239,680	3,158,887

STOCKHOLDERS' EQUITY:
Common stock, no par value; authorized 70,000,000 shares; issued 37,900,107 shares at March 31, 2015 and 37,910,840 shares at December 31, 2014	385,219	384,731
Accumulated Deficit	(1,338)	(6,816)
Treasury shares, at cost, no shares at March 31, 2015 and December 31, 2014	--	--
Accumulated other comprehensive gain	4,203	1,523
TOTAL STOCKHOLDERS' EQUITY	388,084	379,438
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,627,764	$3,538,325

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
(Dollars in thousands, except per share data)	2015	2014	2014	2014	2014

INCOME STATEMENT
Net Interest Income	$ 28,518	$ 28,850	$ 28,452	$ 28,419	$ 27,845
Provision for Loan and Lease Losses	(870)	(1,589)	(1,194)	(1,593)	(1,489)
Noninterest Income:
Other Noninterest Income	4,738	4,469	4,809	4,371	4,071
Gains on Investment Securities	--	--	--	--	2
Other Noninterest Expense	(20,042)	(20,178)	(19,685)	(19,530)	(19,742)
Pretax Income	12,344	11,552	12,382	11,667	10,687
Tax Expense	(4,014)	(3,613)	(4,136)	(3,886)	(3,524)
Net Income	$ 8,330	$ 7,939	$ 8,246	$ 7,781	$ 7,163

Basic Earnings Per Common Share (1)	$ 0.22	$ 0.21	$ 0.22	$ 0.20	$ 0.19
Diluted Earnings Per Common Share (1)	$ 0.22	$ 0.21	$ 0.22	$ 0.20	$ 0.19
Dividends Per Common Share (1)	$ 0.075	$ 0.075	$ 0.075	$ 0.071	$ 0.071
Dividends Paid	$ 2,852	$ 2,853	$ 2,853	$ 2,717	$ 2,705
Weighted Average Shares - Basic (1)	37,800	37,765	37,738	37,740	37,683
Weighted Average Shares - Diluted (1)	37,937	37,920	37,862	37,850	37,806

SELECTED OPERATING RATIOS
Annualized Return on Average Assets	0.96%	0.90%	0.95%	0.93%	0.88%
Annualized Return on Average Common Equity	8.81%	8.35%	8.83%	8.58%	8.14%
Annualized Return on Tangible Common Equity (2)	12.43%	11.87%	12.66%	12.41%	11.88%
Annualized Net Interest Margin	3.56%	3.58%	3.58%	3.69%	3.72%
Efficiency ratio (2)	59.17%	59.87%	57.97%	58.73%	60.90%
Common stockholders' equity to total assets	10.70%	10.72%	10.65%	10.57%	10.62%
Tangible common equity to tangible assets (2)	7.86%	7.81%	7.69%	7.59%	7.55%
Tier 1 risk-based ratio (3)	11.12%	11.76%	11.75%	11.54%	11.76%
Total risk-based ratio (3)	12.25%	12.98%	12.97%	12.75%	13.01%
Tier 1 leverage ratio (3)	9.17%	9.08%	9.02%	9.06%	9.01%
Common equity tier 1 capital ratio (3)	9.70%	N/A	N/A	N/A	N/A
Book value per common share (1)	$ 10.24	$ 10.01	$ 9.83	$ 9.70	$ 9.48
Tangible book value per common share (1) (2)	$ 7.29	$ 7.06	$ 6.87	$ 6.74	$ 6.52

(1) Adjusted for 5% stock dividend declared on May 21, 2014
(2) See Supplemental Information - Non-GAAP financial measures
(3) Beginning March 31, 2015, these ratios will be calculated according to the Basel III capital rules that took effect on January 1, 2015.

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2015	2014	2014	2014	2014

SELECTED BALANCE SHEET DATA AT PERIOD-END
Loans and Leases	$ 2,691,705	$ 2,655,614	$ 2,613,404	$ 2,610,198	$ 2,504,626
Allowance for Loan and Lease Losses	(30,505)	(30,684)	(30,047)	(29,866)	(29,520)
Investment Securities	599,986	575,271	558,032	530,934	533,165
Total Assets	3,627,764	3,538,325	3,498,905	3,479,548	3,386,720
Total Deposits	2,842,565	2,790,819	2,776,931	2,726,850	2,736,733
Short-Term Borrowings	117,351	108,935	112,796	156,511	115,952
Other Borrowings	263,966	243,736	220,938	215,238	160,238
Stockholders' Equity	388,084	379,438	372,539	367,833	359,539

Loans and Leases
Commercial real estate	$ 1,636,128	$ 1,593,781	$ 1,557,168	$ 1,551,071	$ 1,486,274
Commercial, industrial and other	244,162	238,252	231,961	237,071	208,056
Leases	54,271	54,749	52,285	50,191	43,720
Residential mortgages	426,339	431,190	431,477	433,634	430,559
Consumer and Home Equity	330,805	337,642	340,513	338,231	336,017
Total loans	$ 2,691,705	$ 2,655,614	$ 2,613,404	$ 2,610,198	$ 2,504,626

Deposits
Noninterest bearing	$ 672,264	$ 646,052	$ 674,933	$ 649,186	$ 630,499
Savings and interest-bearing transaction accounts	1,878,598	1,864,805	1,820,657	1,797,358	1,816,084
Time deposits under $100,000	164,946	165,625	168,391	169,655	177,284
Time deposits $100,000 and over	126,757	114,337	112,950	110,651	112,866
Total deposits	$ 2,842,565	$ 2,790,819	$ 2,776,931	$ 2,726,850	$ 2,736,733

SELECTED AVERAGE BALANCE SHEET DATA
Loans and Leases, net	$ 2,660,512	$ 2,622,602	$ 2,608,687	$ 2,552,010	$ 2,486,990
Investment Securities	582,912	566,039	529,379	537,974	541,721
Interest-Earning Assets	3,271,110	3,227,390	3,183,361	3,114,539	3,061,555
Total Assets	3,526,898	3,483,162	3,443,946	3,360,289	3,312,709
Non Interest-Bearing Demand Deposits	660,548	679,796	671,049	640,080	618,944
Savings Deposits	395,153	384,064	382,642	387,179	385,007
Interest-Bearing Transaction Accounts	1,495,270	1,487,492	1,457,680	1,433,382	1,440,770
Time Deposits	280,837	277,930	280,200	284,475	293,225
Total Deposits	2,831,808	2,829,282	2,791,571	2,745,116	2,737,946
Short-Term Borrowings	47,827	38,653	49,725	78,475	56,602
Other Borrowings	247,316	221,848	217,049	158,432	145,580
Total Interest-Bearing Liabilities	2,466,403	2,409,988	2,387,295	2,341,944	2,321,184
Stockholders' Equity	383,587	377,379	370,448	363,802	356,951

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2015	2014	2014	2014	2014

AVERAGE ANNUALIZED YIELDS (taxable equivalent basis)
Assets:
Loans and leases	4.25%	4.26%	4.25%	4.33%	4.39%
Taxable investment securities and other	2.08%	2.09%	2.08%	2.18%	2.19%
Tax-exempt securities	3.67%	3.75%	3.79%	3.74%	3.80%
Federal funds sold and interest-bearing cash accounts	0.17%	0.26%	0.21%	0.15%	0.16%
Total interest-earning assets	3.86%	3.87%	3.87%	3.97%	3.99%
Liabilities:
Savings accounts	0.05%	0.05%	0.05%	0.05%	0.05%
Interest-bearing transaction accounts	0.23%	0.23%	0.23%	0.23%	0.23%
Time deposits	0.56%	0.54%	0.49%	0.51%	0.56%
Borrowings	1.61%	1.65%	1.63%	1.50%	1.63%
Total interest-bearing liabilities	0.40%	0.39%	0.39%	0.36%	0.36%
Net interest spread (taxable equivalent basis)	3.46%	3.48%	3.48%	3.60%	3.63%

Annualized Net Interest Margin (taxable equivalent basis)	3.56%	3.58%	3.58%	3.69%	3.72%
Annualized Cost of Deposits	0.18%	0.18%	0.18%	0.18%	0.19%

ASSET QUALITY DATA
Allowance for Loan and Lease Losses
Balance at beginning of period	$ 30,684	$ 30,047	$ 29,866	$ 29,520	$ 29,821
Provision for loan losses	870	1,589	1,194	1,593	1,489
Net Charge-offs	(1,049)	(952)	(1,013)	(1,247)	(1,790)
Balance at end of period	$ 30,505	$ 30,684	$ 30,047	$ 29,866	$ 29,520

Net Loan Charge-offs (Recoveries)
Commercial real estate	$ 426	$ (287)	$ 28	$ (152)	$ 1,613
Commercial, industrial and other	(31)	99	(71)	511	(578)
Leases	407	185	229	126	39
Home equity and consumer	231	860	638	411	567
Real estate - mortgage	16	95	189	351	149
Net charge-offs	$ 1,049	$ 952	$ 1,013	$ 1,247	$ 1,790

Nonperforming Assets
Commercial real estate	$ 6,994	$ 7,612	$ 8,549	$ 9,647	$ 12,279
Commercial, industrial and other	285	308	599	700	246
Leases	111	88	141	61	143
Home equity and consumer	3,472	3,415	2,114	2,251	2,431
Real estate - mortgage	9,552	9,246	7,221	6,730	6,875
Total non-accruing loans	20,414	20,669	18,624	19,389	21,974
Property acquired through foreclosure or repossession	826	1,026	982	850	698
Total non-performing assets	$ 21,240	$ 21,695	$ 19,606	$ 20,239	$ 22,672

Loans past due 90 days or more and still accruing	$ 134	$ 66	$ 429	$ 286	$ 451
Loans restructured and still accruing	$ 11,538	$ 10,579	$ 7,957	$ 6,818	$ 6,086

Ratio of allowance for loan and lease losses to total loans	1.13%	1.16%	1.15%	1.14%	1.18%
Non-performing loans to total loans	0.76%	0.78%	0.71%	0.74%	0.88%
Non-performing assets to total assets	0.59%	0.61%	0.56%	0.58%	0.67%
Annualized net charge-offs to average loans	0.16%	0.15%	0.16%	0.20%	0.29%

Lakeland Bancorp, Inc.
Supplemental Information - Non-GAAP Financial Measures
(Unaudited)

	At or for the Quarter Ended
	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
(Dollars in thousands, except per share amounts)	2015	2014	2014	2014	2014

Calculation of tangible book value per common share
Total common stockholders' equity at end of period - GAAP	$ 388,084	$ 379,438	$ 372,539	$ 367,833	$ 359,539
Less:
Goodwill	109,974	109,974	109,974	109,974	109,974
Other identifiable intangible assets, net	1,849	1,960	2,071	2,182	2,301
Total tangible common stockholders' equity at end of period - Non-GAAP	$ 276,261	$ 267,504	$ 260,494	$ 255,677	$ 247,264

Shares outstanding at end of period (1)	37,900	37,911	37,910	37,914	37,912

Book value per share - GAAP (1)	$ 10.24	$ 10.01	$ 9.83	$ 9.70	$ 9.48

Tangible book value per share - Non-GAAP (1)	$ 7.29	$ 7.06	$ 6.87	$ 6.74	$ 6.52

Calculation of tangible common equity to tangible assets
Total tangible common stockholders' equity at end of period - Non-GAAP	$ 276,261	$ 267,504	$ 260,494	$ 255,677	$ 247,264

Total assets at end of period	$ 3,627,764	$ 3,538,325	$ 3,498,905	$ 3,479,548	$ 3,386,720
Less:
Goodwill	109,974	109,974	109,974	109,974	109,974
Other identifiable intangible assets, net	1,849	1,960	2,071	2,182	2,301
Total tangible assets at end of period - Non-GAAP	$ 3,515,941	$ 3,426,391	$ 3,386,860	$ 3,367,392	$ 3,274,445

Common equity to assets - GAAP	10.70%	10.72%	10.65%	10.57%	10.62%

Tangible common equity to tangible assets - Non-GAAP	7.86%	7.81%	7.69%	7.59%	7.55%

Calculation of return on average tangible common equity
Net income - GAAP	$ 8,330	$ 7,939	$ 8,246	$ 7,781	$ 7,163

Total average common stockholders' equity	$ 383,587	$ 377,379	$ 370,448	$ 363,802	$ 356,951
Less:
Average goodwill	109,974	109,974	109,974	109,974	109,974
Average other identifiable intangible assets, net	1,919	2,028	2,141	2,256	2,379
Total average tangible common stockholders' equity - Non-GAAP	$ 271,694	$ 265,377	$ 258,333	$ 251,572	$ 244,598

Return on average common stockholders' equity - GAAP	8.81%	8.35%	8.83%	8.58%	8.14%

Return on average tangible common stockholders' equity - Non-GAAP	12.43%	11.87%	12.66%	12.41%	11.88%

Calculation of efficiency ratio
Total non-interest expense	$ 20,042	$ 20,178	$ 19,685	$ 19,530	$ 19,742
Less:
Amortization of core deposit intangibles	(111)	(111)	(111)	(119)	(123)
Other real estate owned and other repossessed asset (expense) income	8	(69)	(50)	(100)	(15)
Provision for unfunded lending commitments, net	(130)	89	(106)	93	(11)
Non-interest expense, as adjusted	$ 19,809	$ 20,087	$ 19,418	$ 19,404	$ 19,593

Net interest income	$ 28,518	$ 28,850	$ 28,452	$ 28,419	$ 27,845
Total noninterest income	4,738	4,469	4,809	4,371	4,073
Total revenue	33,256	33,319	33,261	32,790	31,918
Plus: Tax-equivalent adjustment on municipal securities	221	231	235	251	255
Less:
Gains on sales investment securities	--	--	--	--	(2)
Total revenue, as adjusted	$ 33,477	$ 33,550	$ 33,496	$ 33,041	$ 32,171

Efficiency ratio - Non-GAAP	59.17%	59.87%	57.97%	58.73%	60.90%

(1) Adjusted for 5% stock dividend declared on May 21, 2014
CONTACT: Thomas J. Shara
         President & CEO

         Joseph F. Hurley
         EVP & CFO
         973-697-2000